SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 20, 2004

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan	001-15141	38-0837640
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification no.)

855 East Main Avenue
Zeeland, Michigan	49464
(Address of principal executive office)	(Zip Code)

(616) 654-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.         Other Events

Standard & Poor’s Ratings Services issued a press release on July 19, 2004 to revise Herman Miller’s outlook to stable from negative. In its release, S&P reported, “The outlook revision reflects rising order trends and an improved cost structure for this innovator in office furniture design.” They also stated, “Several economic factors point to improved demand in the office furniture industry, including lower unemployment, rising corporate profits, and higher capital spending.” At the same time, S&P affirmed its ‘BBB’ corporate credit and ‘BBB’ senior unsecured debt ratings on the company.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 20, 2004	HERMAN MILLER, INC. (Registrant) By: /s/ Joseph M. Nowicki Joseph M. Nowicki Its: Treasurer and Vice President of Investor Relations

3